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                                                                    Exhibit 99.1

iLinc
  COMMUNICATIONS


             ILINC MAKES SIGNIFICANT ADDITION TO BOARD OF DIRECTORS

    NEW BOARD MEMBER BRINGS VALUABLE WEB CONFERENCING AND TELECOMMUNICATIONS
                                   EXPERIENCE

PHOENIX, Arizona (June 21, 2007) - iLinc Communications, Inc. (Amex:ILC), a leading developer of Web conferencing software and audio conferencing solutions announced today that Michael T. Flynn will join its Board of Directors effective July 1, 2007. Mr. Flynn brings a wealth of Web conferencing and telecommunications experience to the iLinc Board. Most recently he served as a director of WebEx (Nasdaq:WEBX) from January of 2004 until May of 2007, when WebEx was acquired by Cisco.

"We are very pleased to add to iLinc's Board a Director with such a unique and well-suited background as Mike Flynn," said James M. Powers, Jr., iLinc's President and Chief Executive Officer. "Whether one focuses on his three decades of telecommunications experience or his Web conferencing experience during the WebEx growth and transition, this is a great addition to the iLinc Board. We look forward to benefiting from his industry insight to support iLinc's high growth strategy," concluded Dr. Powers.

"iLinc continues to advance its product offering and take important steps necessary to gain market share in the rapidly growing Web conferencing market," said Mr. Michael Flynn. "My view is that iLinc is well-positioned to take advantage of opportunities presented in this exciting marketplace. I look forward to joining the iLinc Board and contributing as appropriate," concluded Mr. Flynn.

Mr. Michael T. Flynn has thirty-six years of telecommunications experience in the wireline, wireless, long distance and competitive local exchange telecommunications services and equipment sectors with Southwestern Bell Telephone, SBC, AT&T, Bell Communications Research, Inc. and Alltel. He served as a Director of WebEx (Nasdaq: WEBX) from January 2004 until May 2007. He currently serves on the Board of Directors of Airspan Networks, a worldwide wireless broadband equipment manufacturer; Equity Media Holdings Corporation, a media company managing television stations and broadcast programming services; GENBAND, a privately held provider of VOIP infrastructure solutions; and Calix, a privately held manufacturer of broadband access platforms. Mr. Flynn holds a B.S. in Industrial Engineering from Texas A&M University.

Mr. Flynn will serve on the Audit Committee and the Compensation Committee of the iLinc Board of Directors. Mr. Flynn will occupy the Board seat that will be vacated by the resignation of Mr. Craig Stull who served as a Director for almost three years. Mr. Stull's resignation will be effective on July 1, 2007, and will permit Mr. Stull to devote more time to his rapidly expanding consulting business.

"Craig Stull's service on iLinc's Board has been valuable and very much appreciated," said Dr. Powers. "The timing of his resignation just happened to coincide with the addition of Mike Flynn, so the transition worked out well for all concerned. The Board and the management team are all deeply grateful for Craig's service and contribution," concluded Dr. Powers.



CONTACT:    James M. Powers, Jr.
            President & CEO
            iLinc Communications, Inc.
            602-952-1200



                                     -MORE-

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ABOUT iLINC COMMUNICATIONS, INC.

iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing solutions for highly secure and cost-effective online meetings, presentations, and training sessions. Our technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel. We make it better than being there. We do so by providing an award-winning, enterprise-wide suite of Web, audio, and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry's most flexible pricing models, we give you the power to choose an installed, hosted, or hybrid solution - whichever model delivers the highest ROI for your particular business. More information about the Phoenix-based Company may be found on the Web at www.iLinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. ADDITIONAL FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, iReduce, iLinc Enterprise Unlimited and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.



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